UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  March 4, 2005

 Date of earliest event reported:  February 28, 2005

NORTHWEST AIRLINES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Lone Oak Parkway
Eagan Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(612) 726-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                                                                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 28, 2005, Alfred A. Checchi informed the Board of Directors that he does not intend to stand for re-election as a director of the Company at the Company’s annual meeting of stockholders to be held on April 29, 2005 (the “Annual Meeting”).  Mr. Checchi has served on the Company’s Board of Directors since 1989 and has decided not to stand for re-election due to his other personal commitments.  Mr. Checchi will become a Director Emeritus of the Company.

In addition, the Nominating Committee of the Board of Directors has nominated Roy J. Bostock and Jeffrey G. Katz as director nominees to stand for election by the stockholders of the Company at the Annual Meeting.  Mr. Bostock is a principal of Sealedge Investments, LLC, a diversified private investment company, and also serves as Chairman of the Partnership for a Drug-Free America, a not-for-profit organization based in New York City, and as Chairman of the Committee for Economic Development, a Washington, D.C. based public policy group.  Mr. Katz served as Chairman, President & Chief Executive Officer of Orbitz Inc. from July 2000 to November 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

By:	/s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated:  March 4, 2005